Aflac Incorporated 2011 Form 10-K

EXHIBIT 21

Aflac Incorporated

SUBSIDIARIES

The following list sets forth the subsidiaries of Aflac Incorporated:

Company	Jurisdiction
American Family Life Assurance Company of Columbus (Aflac)	Nebraska
American Family Life Assurance Company of New York(1)	New York
Communicorp, Incorporated	Georgia
Aflac Information Technology, Incorporated	Georgia
Aflac International, Incorporated	Georgia
Aflac Insurance Services Company, Limited(2)	Japan
Aflac Payment Services Company, Limited(2)	Japan
Aflac Technology Services Company, Limited(2)	Japan
Aflac Heartful Services Company, Limited(4)	Japan
Continental American Insurance Company	South Carolina
Continental American Group, LLC(3)	Georgia

(1)	Subsidiary of Aflac
(2)	Subsidiary of Aflac International, Incorporated
(3)	Subsidiary of Continental American Insurance Company
(4)	70% owned by Aflac International, Inc.

10% owned by American Family Life Assurance Company of Columbus

10% owned by Aflac Insurance Services Co., Ltd, and

10% owned by Aflac Payment Services Co. Ltd